Exhibit 99.1

For Immediate Release

NEWS RELEASE

Contacts:

Gastar Exploration Inc.

J. Russell Porter, Chief Executive Officer

713-739-1800 / rporter@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Anne Pearson / apearson@DennardLascar.com

Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Prices Upsized Offering of Common Stock

HOUSTON, May 12, 2016 – Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) announced today that it has priced a public offering of 50,000,000 shares of its common stock at a price to the public of $0.95 per share pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). The offering was upsized from the previously announced offering of 40,000,000 shares of common stock. Gastar has also granted the underwriters a 30-day option to purchase up to an additional 7,500,000 shares of common stock. Gastar expects to receive net proceeds of approximately $44.6 million (or approximately $51.4 million if the underwriters exercise their option to purchase additional shares), after deducting estimated fees and expenses (including underwriter discounts and commissions).

Gastar intends to use the net proceeds from the offering for general corporate purposes, including funding an expanded drilling program on its STACK Play acreage in Oklahoma. Gastar expects the offering to close on May 17, 2016, subject to customary closing conditions.

Seaport Global Securities LLC and Johnson Rice & Company L.L.C. are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A copy of the prospectus supplement and accompanying base prospectus relating to these securities may be obtained, when available, from:

Seaport Global Securities LLC

360 Madison Avenue, 21st Floor

New York, NY 10117

email: amcadams@seaportglobal.com

telephone: 646-264-5629

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

email: ecm@jrco.com

telephone: (800) 443-5924

You may also obtain these documents at no charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

About Gastar Exploration

Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the Mid-Continent.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks with respect to continued low or further declining prices for natural gas and oil that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for natural gas and oil; risks regarding Gastar’s ability to meet financial covenants under its indenture or credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.